================================================================================
     As filed with the Securities and Exchange Commission on March 31, 1999
                           Registration No. 333-26443
                           --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

    McKESSON HBOC, INC.             Delaware                 94-3207296
 McKESSON FINANCING TRUST           Delaware                 52-6841546
(Exact name of Registrants       (State or other            (I.R.S. employer
  as specified in their          jurisdiction of        identification numbers)
      charters)                  incorporation or
                                  organization)

                                 McKesson Plaza
                                 One Post Street
                         San Francisco, California 94104
                                 (415) 983-8300
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
                                Ivan D. Meyerson
                    Senior Vice President and General Counsel
                               McKesson HBOC, Inc.
                         McKesson Plaza, One Post Street
                         San Francisco, California 94104
                                 (415) 983-8300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   Copies to:

        Ivan D. Meyerson                              Gregg A. Noel
Senior Vice President and General       Skadden, Arps, Slate, Meagher & Flom LLP
             Counsel                       300 South Grand Avenue, Suite 3400
       McKesson HBOC, Inc.                   Los Angeles, California  90071
McKesson Plaza, One Post Street                      (213) 687-5000
San Francisco, California 94104
        (415) 983-8300


                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: From time to time after this
                    registration statement becomes effective.
                                  ------------

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.
|_|
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          DEREGISTRATION OF SECURITIES

          The purpose of this Post-Effective Amendment No. 1 to this Registration Statement is to deregister:

     o 902,830 shares of 5% Trust Convertible Preferred Securities issued on June 18, 1997 by McKesson Financing Trust, a statutory business trust formed under the laws of the State of Delaware;

     o all common stock, par value $.01 per share of McKesson HBOC, Inc., a Delaware corporation (previously named McKesson Corporation), issuable upon conversion of the 902,830 Preferred Securities referred to above;

     o all 5% Convertible Junior Subordinated Debentures of McKesson HBOC, Inc.; and

     o    the underlying Guarantee of McKesson HBOC, Inc.

          The Securities and Exchange Commission declared this Registration Statement effective on June 18, 1997. This Registration Statement was filed in accordance with a registration rights agreement, dated as of February 20, 1997 (the "Registration Rights Agreement"), by and among McKesson Financing Trust, McKesson HBOC, Inc. and Morgan Stanley & Co. Incorporated, as initial purchaser. In the Registration Rights Agreement, McKesson Financing Trust and McKesson HBOC, Inc. agreed to use their reasonable best efforts to keep the Registration Statement effective until the earlier of (a) the sale of all Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement or Rule 144 of the Securities Act, as amended (the "Securities Act"), and (b) the expiration of the holding period applicable to sales of the Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. This Post-Effective Amendment No. 1 is being filed in accordance with McKesson Financing Trust's and McKesson HBOC, Inc.'s undertaking set forth in Part II, Item 17(a)(3) of this Registration Statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  LIST OF EXHIBITS.

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

24.1                Power of Attorney, dated as of March 26, 1997 (Exhibit
                    24(1)).

24.2                Power of Attorney, dated as of March 31, 1999.

---------------

(1) Incorporated by reference to designated exhibit to McKesson Corporation's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 3, 1997, Registration No. 333-26443.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 31st day of March, 1999.

                                   McKesson HBOC, Inc.



                                   By:  /s/ Richard H. Hawkins
                                        -----------------------------------
                                        Name:   Richard H. Hawkins
                                        Title:  Executive Vice President and
                                                  Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                        TITLE                          DATE
     ---------                        -----                          ----


          *                   Chairman of the Board and          March 31, 1999
------------------------        Director
Charles W. McCall


          *                   President and Chief Executive      March 31, 1999
------------------------        Officer and Director
Mark A. Pulido                (principal executive officer)


/s/ Richard H. Hawkins        Executive Vice President and       March 31, 1999
------------------------        Chief Financial Officer
Richard H. Hawkins            (principal financial officer)


          *                   Senior Vice President and          March 31, 1999
------------------------        Controller
Heidi E. Yodowitz             (principal accounting officer)


------------------------      Director
Alfred C. Eckert III


          *                   Director                           March 31, 1999
------------------------
Tully M. Friedman


------------------------      Director
Alton F. Irby III

     SIGNATURE                        TITLE                          DATE
     ---------                        -----                          ----


------------------------      Director
M. Christine Jacobs



------------------------      Director
Gerald E. Mayo



------------------------      Director
James V. Napier



          *                   Director                           March 31, 1999
------------------------
David S. Pottruck



          *                   Director                           March 31, 1999
------------------------
Carl E. Reichardt



          *                   Director                           March 31, 1999
------------------------
Alan Seelenfreund



          *                   Director                           March 31, 1999
------------------------
Jane E. Shaw



*By:  /s/ Ivan D. Myerson
      -------------------
          Ivan D. Meyerson
          Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 31st day of March, 1999.

                                        McKesson Financing Trust

                                        By:  /s/ Ivan D. Meyerson
                                             -----------------------------------
                                             Name:   Ivan D. Meyerson
                                             Title:  Trustee



                                        By:  /s/ Nancy A. Miller
                                             -----------------------------------
                                             Name:   Nancy A. Miller
                                             Title:  Trustee



                                        By:  /s/  William A. Armstrong
                                             -----------------------------------
                                             Name:   William A. Armstrong
                                             Title:  Trustee

                                  EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION
--------------           -----------

24.1                     Power of Attorney, dated as of March 26, 1997
                         (Exhibit 24(1)).

24.2                     Power of Attorney, dated as of March 31, 1999.

----------

(1) Incorporated by reference to designated exhibit to McKesson Corporation's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 3, 1997, Registration No. 333-26443.

                                        7